UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

EMS TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 263-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2009, a severance agreement became effective between EMS Technologies, Inc. (“the Company”) and David A. Smith, former Vice President and General Manager of the Company’s Defense & Space division. Under the agreement, Mr. Smith will continue to receive payments at the rate of his annual salary in effect prior to his termination date, and will continue to be covered under the Company’s medical benefit plan, through May 14, 2010, or the date he begins a new position with a comparable salary, whichever comes first. The maximum amount of the cash payments is approximately $181,000, plus a lump-sum payment of $15,000 in lieu of outplacement services. Mr. Smith will not be eligible to receive payments under either of the Executive Incentive Compensation Plan or the EMS Performance Bonus Plan for 2009. Stock options that were vested as of the date of Mr. Smith’s termination remain exercisable for a limited period, but all unvested options have been cancelled.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are furnished as part of this Form 8-K.

Exhibit No.	Description

10.1	Severance Agreement dated August 17, 2009, and effective September 17, 2009, between EMS Technologies, Inc. and David A. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: September 23, 2009

By:     /s/ Gary B. Shell

Gary B. Shell
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated August 17, 2009, and effective September 17, 2009, between EMS Technologies, Inc. and David A. Smith.